UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2024

APARTMENT INCOME REIT, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24497	84-1275621
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-5000
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 26, 2024, Apartment Income REIT, L.P., a Delaware limited partnership (the “Partnership”) caused certain subsidiaries of the Partnership (collectively, the “Mortgage Borrowers”) to obtain a $2,950,000,000 mortgage loan (the “Mortgage Loan”) from Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Société Générale Financial Corporation, Bank of Montreal, JPMorgan Chase Bank, National Association, Barclays Capital Real Estate Inc., Goldman Sachs Bank USA, Bank of America, N.A., and German American Capital Corporation (together with their successors and assigns, the “Lenders”). The Mortgage Loan is secured by first-priority, cross-collateralized mortgage liens on certain of the Partnership’s properties located in California, Colorado, Florida, Georgia, Maryland, Massachusetts, Minnesota, North Carolina, and Pennsylvania, related personal property, reserves, a pledge of all income received by the Mortgage Borrowers with respect to such properties, and a security interest in deposit accounts held by certain Mortgage Borrowers.

The proceeds from the Mortgage Loan were or will be used, among other things, to (i) repay the existing financing encumbering the properties, (ii) pay for certain costs and expenses (a) incurred in connection with the closing of the Mortgage Loan, and (b) relating to the operation of the properties (including, without limitation, carrying costs with respect to the properties and funding working capital requirements of the properties), and (iii) establish reserves, including certain reserves required to be established under the terms of the Mortgage Loan.

The initial interest rate on the Mortgage Loan is equal to one month term SOFR, plus a margin rate of 2.17646% (the “Spread”).

The Mortgage Loan is scheduled to mature on August 9, 2026, with an option for the Mortgage Borrowers to extend the initial term for three one-year extension terms, subject to certain conditions.

The Mortgage Loan contains various representations and warranties, as well as certain financial, operating and other covenants that will, among other things, limit the Mortgage Borrowers’ ability to:

•	incur additional secured or unsecured indebtedness;
•
make cash distributions at any time that the debt yield, representing the quotient (expressed as a percentage) calculated by dividing the annualized net operating income of the properties subject to the Mortgage Loan by the outstanding principal amount of the indebtedness under such Mortgage Loan, is less than 6.00% for the Mortgage Loan for two consecutive calendar quarters;

•	make investments or acquisitions;
•	use assets as security in other transactions; and
•	guarantee other indebtedness.

Defaults under the Mortgage Loan include, among other things, the failure to pay interest or principal when due, material misrepresentations, transfers of the underlying security for the Mortgage Loan without consent from the applicable Lender (if required pursuant to the terms of the loan documents), bankruptcy of a Mortgage Borrower, failure to maintain the insurance required under the Mortgage Loan documents and a failure to observe other covenants under the Mortgage Loan, in each case, subject to any applicable cure rights.

In addition, the Mortgage Borrowers will have recourse liability under the Mortgage Loan (which liability is also a liability of the Partnership) for certain matters typical of a transaction of this type, including, without limitation, relating to losses arising out of actions by the Mortgage Borrowers, any member or general partner of the Mortgage Borrowers or their respective controlled affiliates which constitute fraud, material and willful misrepresentation, misappropriation or conversion of funds (including insurance proceeds), removal or disposal of any property during the continuance of an event of default under the Mortgage Loan, a violation of the transfer restrictions set forth in the loan agreements, and willful misconduct that results in physical damage or waste to any property. The Mortgage Borrowers will also have recourse liability for the Mortgage Loan (which liability in the case of the Partnership will be capped at 10% of the then-outstanding principal balance of the loan) in the event of a voluntary or collusive involuntary bankruptcy of any Mortgage Borrower, in the event such Mortgage Borrower, any member or general partner of Mortgage Borrower or their respective affiliates consent to or join in the application for the appointment of a custodian, receiver, trustee or examiner of any Mortgage Borrower, or of any property or any Mortgage Borrower making an assignment for the benefit of creditors.

The description of the Mortgage Loan contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the loan agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On August 1, 2024, the Partnership paid a special cash distribution in an aggregate amount of approximately $895,024,245.11 to holders of record of Partnership Common Units, Class I High Performance Partnership Units and LTIP Units (each as defined in the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of July 7, 2021, as amended) as of July 31, 2024, representing a distribution of $5.80 per Partnership Common Unit and Class I High Performance Partnership Unit.  An aggregate amount of approximately $547,741.91 was distributed in respect of LTIP Units.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1
Loan Agreement, dated as of July 26, 2024, among Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Société Générale Financial Corporation, Bank of Montreal, JPMorgan Chase Bank, National Association, Barclays Capital Real Estate Inc., Goldman Sachs Bank USA, Bank of America, N.A., and German American Capital Corporation, collectively, as the lenders, and the borrower entities identified on Exhibit A attached thereto, as the borrowers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APARTMENT INCOME REIT, L.P. By: AIR-GP LLC, its General Partner

Dated: August 1, 2024	By:	/s/ Paul Beldin
Name: Paul Beldin
Title: Executive Vice President and Chief Financial Officer